UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2005, Star Scientific, Inc. (the “Company”) entered into an Amendment and Conversion Agreement (the “Agreement”) with Manchester Securities Corp. (“Manchester”) that amended and converted the $9 million Second Amended and Restated 8% Senior Convertible Debenture due March 25, 2006 (the “Debenture”), which was initially issued to Manchester on March 25, 2004, and was subsequently amended and restated on April 15, 2004 and September 15, 2004. The Agreement adjusts the conversion price of the Debenture from $3.73 to $2.89 and provides for the conversion of the Debenture into 3,179,810 shares of the Company’s Common Stock, par value $0.0001 per share. As of the date of the Agreement, the $9 million Debenture, together with the $212,000 of accrued and unpaid interest, has been fully converted and cancelled with Manchester having no rights under the Debenture.

The resale of the 3,179,810 shares of the Company’s Common Stock issued upon such conversion has been registered for resale under the Company’s registration statement on Form S-3 (Reg. No. 333-115293). In connection with the Agreement, the Company will file a prospectus supplement on or about January 11, 2005.

In connection with the issuance of the initial Debenture on March 25, 2004: (i) the Company, Star Tobacco, Inc., a Virginia corporation (“Star Tobacco”) and Manchester entered into the Security Agreement, dated as of March 25, 2004 (the “Security Agreement”); (ii) Star Tobacco issued to Manchester the Guaranty, dated as of March 25, 2004 (the “Guaranty”); and (iii) the Company, Jonnie R. Williams and Manchester entered into the Subordination Agreement, dated as of March 25, 2004 (the “Subordination Agreement”). As of the date of the Agreement, the Security Agreement, the Guaranty and the Subordination Agreement each have been terminated.

Additionally, the Agreement provides Manchester with a right to participate in 25% of the aggregate value of certain offerings of debt or equity securities of the Company in the year 2005.

As a result of the conversion of debt, the Company will record a non-cash charge during the first quarter of 2005 of $3,179,295 to reflect the cost of the discount provided for in the conversion, as well as to expense the remaining portion of the unamortized costs of the initial debt issuance.

The Agreement has been attached hereto as an Exhibit and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

Please refer to the summary provided in Item 1.01.

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Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

10.1	Amendment and Conversion Agreement dated, January 10, 2005, between the Company and Manchester Securities Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: January 11, 2005	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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